Financial Results and Supplemental Information THIRD QUARTER 2026 November 4, 2026 Exhibit 99.2 24225 W. Lorenzo Road Wilmington, IL

2 Table of Contents 3 Third Quarter Highlights and Full Year Guidance 8 Financial Information 17 Portfolio Information 30 Appendix 39 Warning Concerning Forward-Looking Statements SVC Nasdaq Listed Trading Symbol: Common Shares: SVC Investor Relations Contact: Kevin Barry, Senior Director (617) 796-8232 ir@svcreit.com Corporate Headquarters: Two Newton Place 255 Washington Street, Suite 300 Newton, Massachusetts 02458-1634 www.svcreit.com All amounts in this presentation are unaudited. After the close of trading on July 6, 2026, SVC effected a 1-for-5 reverse share split of its then issued and outstanding common shares. All impacted amounts and share information included herein have been retroactively adjusted, as if such reverse share split occurred on the first day of the first period presented. Additional information and reconciliations of Non-GAAP Financial Measures to amounts determined in accordance with U.S. GAAP appear in the Appendix to this presentation. Please refer to Non-GAAP Financial Measures and Certain Definitions for terms used throughout this presentation.

3RETURN TO TABLE OF CONTENTS Third Quarter Highlights and Full Year Guidance

4RETURN TO TABLE OF CONTENTS Newton, MA (November 4, 2026): Service Properties Trust (Nasdaq: SVC) today announced its financial results for the quarter ended September 30, 2026. Distribution: SVC declared a quarterly distribution on its common shares of $0.05 per share to shareholders of record as of the close of business on October 19, 2026. This distribution will be paid on or about November 12, 2026. Conference Call: A conference call to discuss SVC’s third quarter results will be held on Thursday, November 5, 2026 at 10:00 a.m. Eastern Time. The conference call may be accessed by dialing (877) 329-3720 or (412) 317-5434 (if calling from outside the United States and Canada); a pass code is not required. A replay will be available for one week by dialing (855) 669-9658; the replay pass code is 9615479. A live audio webcast of the conference call will also be available in a listen only mode on SVC’s website, at www.svcreit.com. The archived webcast will be available for replay on SVC’s website after the call. The transcription, recording and retransmission in any way of SVC’s third quarter conference call are strictly prohibited without the prior written consent of SVC. About Service Properties Trust: SVC is a real estate investment trust, or REIT, with $9.6 billion invested in two asset categories: service-focused retail net lease properties and hotels. As of September 30, 2026, SVC owned 740 service-focused retail net lease properties with over 13.5 million square feet throughout the United States and 87 hotels with approximately 20,000 guest rooms throughout the United States, including Puerto Rico, and Canada. SVC is managed by The RMR Group (Nasdaq: RMR), a leading U.S. alternative asset management company with approximately $37 billion in assets under management as of September 30, 2026, and 40 years of institutional experience in buying, selling, financing and operating commercial real estate. SVC is headquartered in Newton, MA. For more information, visit www.svcreit.com. Service Properties Trust Announces Third Quarter 2026 Financial Results “SVC’s third quarter results reflect continued progress in strengthening the company’s cash flows through active asset management, portfolio optimization and disciplined capital allocation. Our Retained Hotels increased RevPAR by 8.3% year over year, outperforming the U.S. hotel industry for the eighth consecutive quarter. Adjusted Hotel EBITDA at these hotels grew 16.2%, reflecting the increasing benefits of recently completed renovations and operational initiatives. We generated Normalized FFO of $0.34 per share and Adjusted EBITDAre of $133.5 million, both of which exceeded consensus estimates, and our rolling four-quarter cash available for distribution turned positive. Since the end of the second quarter, we have sold 14 hotels for aggregate proceeds of approximately $117 million, largely completing our 2026 hotel disposition program. Exiting these non-core, operationally challenged assets eliminates meaningful cash flow drag and avoids future capital expenditures. Hotels sold this year generated Hotel EBITDA losses of approximately $10.3 million through September. Our net lease portfolio, anchored by our travel centers, continues to provide durable cash flow, with rent coverage of 2.17x and occupancy of 97.6%. Looking ahead, we remain focused on executing our Board- approved strategy to expand margins at our Retained Hotels, improve leverage and continue shifting our portfolio toward service-focused retail net lease properties over time. We believe these efforts will support cash flow growth and long-term value creation for our shareholders.” Christopher Bilotto President and Chief Executive Officer

5RETURN TO TABLE OF CONTENTS Third Quarter 2026 Highlights Financial Results • Net loss of $87.9 million, or $0.68 per common share. • Normalized FFO of $43.8 million, or $0.34 per common share. • Adjusted EBITDAre of $133.5 million. Hotel Portfolio Update • In October 2026, SVC received an unsolicited, non-binding proposal from TKO LLC, or TKO, to acquire its hotel portfolio for $2.0 billion. SVC's Board of Trustees, including all of its Independent Trustees, unanimously rejected the proposal because it believes the proposal significantly undervalues SVC's hotel portfolio. SVC intends to continue the execution of its strategy, including working with its hotel operators to improve hotel performance, to maximize long-term value for shareholders. Hotel Performance • Adjusted Hotel EBITDA for 77 Retained Hotels was $41.1 million, an increase of 16.2% year over year, driven by an 8.3% increase year over year in RevPAR. • Nautilus Sonesta South Beach in Miami, Florida expected to fully reopen as the James Nautilus in Q4 2026 following its renovation. Update on Hotel Sales • Completed 14 of the 15 planned exit hotel sales for $116.7 million; sold six hotels with a total of 1,213 keys for a combined sales price of $66.1 million during the quarter, and eight hotels with a total of 1,509 keys for a combined sales price of $50.6 million since October 1, 2026. • Marketing two hotels with a total of 795 keys, including the Crowne Plaza Atlanta Perimeter at Ravinia by IHG in Atlanta, Georgia. Note: All purchases and sales prices referenced in the highlights exclude closing costs.

6RETURN TO TABLE OF CONTENTS Third Quarter 2026 Highlights (continued) Net Lease Portfolio Update • Net lease NOI of $94.8 million, flat sequentially. • Occupancy of 97.6%, reflecting reclassification of land assets held for potential future uses. • Rent coverage of 2.17x. Net Lease Investment Activity • Sold six net lease properties with a total of 18,804 square feet for a combined sales price of $1.5 million. • Acquired one net lease property with 7,627 square feet for a purchase price of $5.9 million, a remaining lease term of 10.4 years and rent coverage of 3.30x. • Since October 1, 2026, acquired a portfolio of four net lease properties with a total of 41,020 square feet for a combined purchase price of $8.3 million, a weighted average lease term of 14.4 years and rent coverage of 2.40x. Financing & Liquidity • Repaid and terminated $45.0 million variable funding note, or the VFN. • As of November 2, 2026, SVC had $762.8 million of liquidity, including $112.8 million of cash and cash equivalents and $650.0 million available under its revolving credit facility. • Effected a 1-for-5 reverse share split of its outstanding common shares. • Currently engaged in discussion with lender groups to extend or refinance SVC’s secured revolving credit facility. Note: All purchases and sales prices referenced in the highlights exclude closing costs.

Full Year 2026 Guidance

SERVICE PROPERTIES TRUST

(amounts in thousands, except RevPAR, share amounts and per share data)

	Current Full Year 2026 Guidance [1][2]		Previous Full Year 2026 Guidance		Change at Midpoint
	Low End	High End	Low End	High End	
Total RevPAR:					
Retained Hotels	$ 117.00	$ 122.00	$ 116.00	$ 121.00	$ 1.00
Exit Hotels	$ 74.00	$ 79.00	$ 70.00	$ 75.00	$ 4.00
RevPAR Total/Average	$ 111.00	$ 116.00	$ 108.00	$ 113.00	$ 3.00
Hotel EBITDA:					
Retained Hotels	$ 135,000	$ 142,500	$ 135,000	$ 150,000	$ (3,750)
Exit Hotels	$ (11,000)	$ (8,500)	$ (11,000)	$ (6,000)	$ (1,250)
Hotel EBITDA Total/Average	$ 124,000	$ 134,000	$ 124,000	$ 144,000	$ (5,000)
Net Lease NOI	$ 373,000	$ 379,000	$ 380,000	$ 386,000	$ (7,000)
Adjusted EBITDAre	$ 489,000	$ 498,000	$ 500,000	$ 520,000	$ (16,500)
Normalized FFO	$ 113,000	$ 128,000	$ 124,000	$ 144,000	$ (13,500)
Normalized FFO Per Common Share	$ 1.07	$ 1.22	$ 1.20	$ 1.35	$ (0.13)
Total Capital Expenditures	$ 115,000	$ 125,000	$ 120,000	$ 140,000	$ (10,000)

Current full year 2026 guidance is based in part on the following assumptions:

- Mid-point general and administrative expense of approximately $40,000.
- Mid-point interest expense of $355,000.
- Estimated displacement from hotel renovations of approximately $13,800.
- Weighted average shares of approximately 105,200,000.
- No hotel acquisitions.
- 15 hotels sold in 2026 for $123,800.
- Net lease acquisitions of approximately $25,000.
- Net lease dispositions of approximately $25,000.

(1) SVC does not reconcile the non-GAAP measures in its full year guidance or long term outlook because significant information, most notably loss on impairment of real estate assets, gain or loss on sale of real estate, loss on early extinguishment of debt and equity in net earnings of investees, is not available without unreasonable efforts, or at all. These items are not indicative of SVC's ongoing operations, are uncertain and could materially impact SVC's GAAP results for the guidance period.

(2) Current full year 2026 guidance includes the results of hotels sold through their disposition dates. For the two Exit Hotels currently being marketed, SVC assumes these properties are held for the entire calendar year.

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8RETURN TO TABLE OF CONTENTS Financial Information

Key Financial Data

(dollars in thousands, except per share data)

	As of and for the Three Months Ended				
	9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025
Selected Income Statement Data:					
Total revenues	$ 399,520	$ 420,974	$ 364,451	$ 397,453	$ 478,770
Net loss	$ (87,940)	$ (223,838)	$ (151,178)	$ (782)	$ (46,945)
FFO	$ 40,190	$ 43,942	$ (47,327)	$ 18,473	$ 30,432
Normalized FFO	$ 43,839	$ 55,024	$ 7,445	$ 27,535	$ 33,910
CAD	$ 32,110	$ 42,451	$ 295	$ (62,293)	$ (13,024)
Rolling four quarter CAD	$ 12,563	$ (32,571)	$ (57,103)	$ (90,936)	$ (82,955)
Adjusted EBITDAre	$ 133,472	$ 145,841	$ 107,452	$ 125,643	$ 145,018
Per Common Share Data (basic and diluted):					
Net loss	$ (0.68)	$ (1.75)	$ (4.54)	$ (0.02)	$ (1.41)
FFO	$ 0.31	$ 0.34	$ (1.42)	$ 0.56	$ 0.92
Normalized FFO	$ 0.34	$ 0.43	$ 0.22	$ 0.83	$ 1.02
CAD	$ 0.25	$ 0.33	$ 0.01	$ (1.87)	$ (0.39)
Rolling four quarter CAD	$ 0.16	$ (0.57)	$ (1.72)	$ (2.73)	$ (2.50)
Dividend Data:					
Annualized dividends paid per common share	$ 0.20	$ 0.20	$ 0.20	$ 0.20	$ 0.20
Annualized dividend yield (at end of period)	3.1 %	2.4 %	2.9 %	2.2 %	1.5 %
Annualized Normalized FFO payout ratio	14.7 %	11.6 %	25.0 %	5.9 %	5.0 %
Rolling four quarter CAD payout ratio [1]	125.0 %	(35.1)%	(11.8)%	(7.3)%	(8.0)%
Selected Balance Sheet Data:					
Total gross assets	$ 8,274,084	$ 8,414,037	$ 8,625,542	$ 9,001,105	$ 9,912,215
Total assets	$ 5,720,456	$ 5,838,485	$ 6,081,625	$ 6,491,580	$ 6,980,324
Total liabilities	$ 5,007,707	$ 5,032,030	$ 5,587,889	$ 5,845,456	$ 6,332,416
Total shareholders' equity	$ 712,749	$ 806,455	$ 493,736	$ 646,124	$ 647,908

	As of
	9/30/2026
Capitalization:	
Total common shares (at end of period)	129,821,455
Closing price (at end of period)	$ 6.44
Equity market capitalization (at end of period)	$ 836,050
Debt (principal balance)	4,652,322
Total market capitalization	$ 5,488,372
Liquidity:	
Cash and cash equivalents	$ 40,118
Available borrowings under secured revolving credit facility [2]	650,000
Total liquidity	$ 690,118

(1) Reflects the annualized dividends paid per common share during the period as a percentage of rolling four quarter CAD per the average common shares outstanding over the same period.

(2) Availability under SVC's revolving credit facility is subject to meeting ongoing minimum performance and market values of the collateral properties, satisfying certain financial covenants and other credit facility conditions.

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10RETURN TO TABLE OF CONTENTS Three Months Ended September 30, Nine Months Ended September 30, 2026 2025 2026 2025 Revenues: Hotel operating revenues $ 298,379 $ 377,576 $ 883,025 $ 1,116,944 Rental income (1) 101,141 101,194 301,920 300,441 Total revenues 399,520 478,770 1,184,945 1,417,385 Expenses: Hotel operating expenses (2) 255,780 328,358 763,078 963,111 Net lease operating expenses 6,389 5,236 19,875 16,303 Depreciation and amortization 72,152 74,453 225,078 238,583 General and administrative 9,965 11,057 29,854 30,831 Transaction related costs (3) 1,857 2,683 4,829 4,139 Loss on asset impairment (4) 53,691 27,067 270,883 81,788 Total expenses 399,834 448,854 1,313,597 1,334,755 (Loss) gain on sale of real estate, net (5) (1,103) 25,256 (131) 25,846 Interest income 375 4,841 2,483 6,912 Interest expense (including amortization of debt issuance costs, discounts and premiums of $18,964, $9,092, $56,635 and $27,672, respectively) (85,932) (107,776) (270,134) (311,972) Loss on early extinguishment of debt, net (6) (335) (529) (61,589) (529) Loss before income tax expense and equity in earnings (losses) of an investee (87,309) (48,292) (458,023) (197,113) Income tax expense (875) (253) (1,924) (1,553) Equity in earnings (losses) of an investee 244 1,600 (3,009) (2,873) Net loss $ (87,940) $ (46,945) $ (462,956) $ (201,539) Weighted average common shares outstanding (basic and diluted) 129,262 33,217 97,227 33,163 Net loss per common share (basic and diluted) $ (0.68) $ (1.41) $ (4.76) $ (6.08) (amounts in thousands, except per share data) Condensed Consolidated Statements of Income (Loss) See accompanying notes on page 35.

11RETURN TO TABLE OF CONTENTS Condensed Consolidated Balance Sheets September 30, December 31, 2026 2025 ASSETS Real estate properties: Land $ 1,722,642 $ 1,750,799 Buildings, improvements and equipment 5,809,983 6,198,233 Total real estate properties, gross 7,532,625 7,949,032 Accumulated depreciation (2,458,451) (2,442,966) Total real estate properties, net 5,074,174 5,506,066 Equity method investment 108,875 111,796 Acquired real estate leases and other intangibles, net 89,215 100,044 Assets of properties held for sale 65,032 94,366 Cash and cash equivalents 40,118 346,813 Restricted cash 22,374 25,275 Due from related persons 12,191 241 Other assets, net 308,477 306,979 Total assets $ 5,720,456 $ 6,491,580 LIABILITIES AND SHAREHOLDERS' EQUITY Secured debt, net $ 2,821,494 $ 2,100,745 Unsecured notes, net 1,703,944 3,233,683 Accounts payable and other liabilities 468,868 458,908 Due to related persons 9,741 46,791 Liabilities of properties held for sale 3,660 5,329 Total liabilities 5,007,707 5,845,456 Commitments and contingencies Total shareholders’ equity 712,749 646,124 Total liabilities and shareholders’ equity $ 5,720,456 $ 6,491,580 (dollars in thousands, except per share data) Sonesta Fort Lauderdale Beach Fort Lauderdale, FL

Debt Summary

SERVICE PROPERTIES TRUST

As of September 30, 2026
(dollars in thousands)

	Interest Rate	Principal Balance	Maturity Date	Due at Maturity	Years to Maturity
Secured Floating Rate Debt:					
$650,000 revolving credit facility [1][2]	6.500 %	$ –	6/29/27	$ –	0.7
Secured Fixed Rate Debt:					
Senior secured notes due 2027 [3][4]	0.000 %	580,155	9/30/27	580,155	1.0
Series 2023-1 net lease mortgage notes [5]	5.600 %	603,186	2/20/28	600,576	1.4
Series 2026-1 net lease mortgage notes [5]	5.960 %	743,981	3/20/31	734,982	4.5
Senior secured notes due 2031 [4][6]	8.625 %	1,000,000	11/15/31	1,000,000	5.1
Subtotal / weighted average	5.615 %	2,927,322		2,915,713	3.4
Unsecured Fixed Rate Debt:					
Senior unsecured notes due 2028	3.950 %	400,000	1/15/28	400,000	1.3
Senior unsecured notes due 2029	4.950 %	425,000	10/1/29	425,000	3.0
Senior unsecured notes due 2030	4.375 %	400,000	2/15/30	400,000	3.4
Senior unsecured notes due 2032 [4]	8.875 %	500,000	6/15/32	500,000	5.7
Subtotal / weighted average	5.722 %	1,725,000		1,725,000	3.5
Total / weighted average	5.655 %	$ 4,652,322		$ 4,640,713	3.4

(1) SVC is required to pay interest on drawn amounts at a rate of SOFR plus a premium, which was 250 basis points per annum as of September 30, 2026. SVC also pays an unused commitment fee of 20 to 30 basis points per annum based on amounts outstanding under its revolving credit facility. Subject to the payment of an extension fee and meeting certain other conditions, SVC may extend the maturity date of its revolving credit facility by two additional six-month periods.

(2) SVC has provided equity pledges on certain of its property owning subsidiaries and provided first mortgage liens on 55 properties owned by the pledged subsidiaries to secure its obligations under the credit agreement governing its revolving credit facility.

(3) No cash interest will accrue on these senior secured notes prior to maturity. The accreted value of these senior secured notes will increase at a rate of 7.50% per annum compounded semiannually on March 30 and September 30 of each year, such that the accreted value will equal the principal amount at maturity. These notes are secured by first-priority liens on the equity interests of subsidiaries owning 36 travel centers leased to TravelCenters of America Inc., or TA, pursuant to one master lease.

(4) These notes are guaranteed by certain of SVC's subsidiaries.

(5) These notes are collectively secured by 471 net lease properties and certain cash proceeds and are prepayable without penalty 24 months prior to the expected maturity dates.

(6) These notes are secured by first-priority liens on the equity interests of subsidiaries owning 70 travel centers leased to TA pursuant to two master leases.

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Debt Maturity Schedule

As of September 30, 2026
(dollars in thousands)



$2,000,000
$1,500,000
$1,000,000
$500,000
$0
$999
$3,995
$580,155
$602,775
$400,000
$2,038
$425,000
$2,038
$400,000
$735,322
$1,000,000
$500,000
2026
2027
2028
2029
2030
2031
2032
Net Lease Mortgage Notes (1)
Unsecured Fixed Rate Debt
Senior Secured Fixed Rate Debt (2)
Secured Floating Rate Debt (3)

Secured vs. Unsecured Debt



Unsecured
37.1%
Secured
62.9%

(1) SVC's net lease mortgage notes due 2028 and 2031 are partially amortizing and require balloon payments at maturity. These notes are prepayable without penalty 24 months prior to the expected maturity dates.

(2) SVC has a one-time option to extend the maturity date of its $580,155 of senior secured notes due 2027 by one year to September 30, 2028, subject to satisfaction of certain conditions and the payment of an extension fee. If SVC exercises this option, interest payments will be due semi-annually during the extension period at an initial interest rate of 7.50% per annum, which interest rate will increase periodically by 25 basis points.

(3) As of September 30, 2026 and November 2, 2026, SVC had no amounts outstanding under its $650,000 revolving credit facility.

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Leverage Ratios, Coverage Ratios and Debt Covenants

(dollars in thousands)

	As of and for the Trailing Twelve Months Ended				
	9/30/2026	6/30/2026	3/31/2026 (1)	12/31/2025 (2)	9/30/2025 (3)
Leverage Ratios:					
Net debt / total gross assets (4)	55.7 %	56.1 %	54.3 %	59.0 %	57.9 %
Net debt / gross book value of real estate assets(4) and cash and cash equivalents	59.7 %	60.1 %	57.9 %	62.9 %	61.6 %
Secured debt / total assets	50.9 %	51.1 %	48.7 %	47.4 %	34.9 %
Variable rate debt / net debt	– %	1.5 %	1.0 %	0.9 %	2.6 %
Coverage Ratios:					
Rolling four-quarter Adjusted EBITDAre / rolling four-quarter interest expense	1.4x	1.3x	1.3x	1.3x	1.4x
Net debt / rolling four-quarter Adjusted EBITDAre	9.0x	9.0x	8.6x	9.4x	10.0x

	As of and for the Trailing Twelve Months Ended				
	9/30/2026	6/30/2026	3/31/2026 (1)	12/31/2025 (2)	9/30/2025 (3)
Senior Note Debt Covenants:					
Maintenance Covenant:					
Total unencumbered assets / unsecured debt - required minimum 150%	273.2 %	281.5 %	283.8 %	218.7 %	202.6 %
Incurrence Covenants:					
Total debt / adjusted total assets - allowable maximum 60.0%	53.9 %	53.7 %	53.1 %	58.7 %	57.5 %
Secured debt / adjusted total assets - allowable maximum 40.0%	33.9 %	34.1 %	33.6 %	33.2 %	23.9 %
Consolidated income available for debt service / debt service - required minimum 1.50x	1.83x	1.74x	1.75x	1.59x	1.56x
Total unencumbered assets in guarantor subsidiaries / senior guaranteed unsecured debt - required minimum 2.2x	8.79x	9.08x	9.17x	4.92x	3.84x


Centennial, CO

(1) Proforma for the redemptions of $450,000 of 5.50% senior guaranteed unsecured notes due 2027 redeemed in April 2026 and $100,000 of 4.95% senior unsecured notes due 2027 redeemed in May 2026.
(2) Proforma for the redemption of $300,000 of 4.95% senior unsecured notes due 2027 redeemed in January 2026, and the issuance of $745,000 of net lease mortgage notes and the redemption of $700,000 of 8.375% senior guaranteed unsecured notes due 2029 in March 2026.
(3) Proforma for the redemption of $450,000 of 4.75% senior unsecured notes due 2026 redeemed in October 2025.
(4) Total gross assets and gross book value of real estate assets includes assets of properties held for sale.

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15RETURN TO TABLE OF CONTENTS For the Three Months Ended 9/30/2026 6/30/2026 3/31/2026 12/31/2025 9/30/2025 Hotel capital improvements $ 16,858 $ 16,253 $ 15,403 $ 92,971 $ 41,632 Lease related costs 602 1,839 1,194 2,193 538 Recurring capital expenditures 17,460 18,092 16,597 95,164 42,170 Redevelopment and other activities 10,984 10,242 3,758 9,953 3,241 FF&E Reserve fundings (1) 1,440 2,129 1,189 1,312 1,576 Total capital improvements & FF&E Reserve fundings $ 29,884 $ 30,463 $ 21,544 $ 106,429 $ 46,987 (dollars in thousands) Capital Expenditures Summary Royal Sonesta Kaua’i Resort Lihue, HI (1) Includes capital expenditures funded from SVC’s FF&E Reserve.

Property Acquisitions and Dispositions

SERVICE PROPERTIES TRUST

Since January 1, 2026
(dollars in thousands, except per room or suite data)

ACQUISITIONS:

Quarter Acquired	Number of Properties	Property Type	Number of Brands	Square Footage	Purchase Price [1]	Purchase Price per Square Foot	Weighted Average Cash Cap Rate	Weighted Average GAAP Cap Rate	Weighted Average Lease Term [2]	Average Rent Coverage
Q1 2026	3	Net Lease	2	8,788	$ 7,398	$ 842	8.0 %	8.9 %	15.6	4.17x
Q2 2026	1	Net Lease	1	3,200	1,776	555	7.6 %	8.4 %	15.0	2.04x
Q3 2026	1	Net Lease	1	7,627	5,931	778	7.4 %	8.1 %	10.4	3.30x
Q4 2026 [3]	4	Net Lease	1	41,020	8,314	203	7.3 %	7.6 %	14.4	2.40x
Total	9		5	60,635	$ 23,419	$ 386	7.6 %	8.2 %	13.8	3.19x

DISPOSITIONS:

Quarter Disposed	Number of Properties	Property Type	Brand	Location	Square Footage / Rooms or Suites	Sales Price [1]	Average Sales Price per Square Foot / Room or Suite
Q1 2026	1	Net Lease	Vacant	TN	2,510	$ 610	$ 243
	1	Net Lease	Heartland Dental	FL	2,202	675	307
	1	Hotel	Sonesta Simply Suites®	MA	133	7,100	53,383
Q2 2026	17	Net Lease	Vacant	Various	111,345	12,190	109
Q3 2026	3	Hotel	Sonesta ES Suites®	MA, MI, OH	384	29,600	77,083
	2	Hotel	Sonesta Hotels & Resorts®	GA	568	15,500	27,289
	1	Hotel	Royal Sonesta Hotels®	IL	261	21,000	80,460
	1	Net Lease	Vacant	IL	3,183	308	97
	5	Net Lease	Heartland Dental	IL, IN, OH, WI	15,621	1,176	75
Q4 2026 [3]	3	Hotel	Sonesta ES Suites®	DE, NJ, WV	384	20,200	52,604
	1	Hotel	Sonesta Hotels & Resorts®	NC	300	10,000	33,333
	2	Hotel	Royal Sonesta Hotels®	MN, OR	581	9,000	15,491
	2	Hotel	Sonesta Simply Suites®	GA, NJ	244	11,400	46,721
	1	Net Lease	Vacant	MO	1,333	295	221
Total	41				136,194 / 2,855	$ 139,054	$112 / $43,363

(1) Represents gross purchase price and cash sales price and excludes closing related costs.
(2) The average lease term is weighted based on annual GAAP rent.
(3) Q4 2026 data represents acquisitions and dispositions through November 2, 2026.

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17RETURN TO TABLE OF CONTENTS Portfolio Information

18RETURN TO TABLE OF CONTENTS Hotels 47.0% Travel Centers 34.6% Restaurants - Quick Service 3.1% Restaurants - Casual Dining 2.2% Health and Fitness 2.1% Movie Theaters 1.4% Grocery Stores 1.4% Other 8.2% Portfolio Composition No. of Properties Square Footage/ Rooms or Suites Average Property Size Investments % of Investments Tenants/Operators Brands Industries States Net Lease Properties 740 13,542,332 18,300 Sq Ft $ 5,071,105 53.0% 188 141 21 42 Hotels 87 19,897 229 Rooms 4,489,644 47.0% 4 9 1 27 Totals 827 $ 9,560,749 192 150 22 46 Portfolio Summary As of September 30, 2026 (dollars in thousands) (1) Based on investment. (2) SVC has additional investments in Puerto Rico & Canada. See page 20 for additional details. Geographic Diversification (1) (2)Industry Diversification (1) Low High

Consolidated Portfolio Diversification by Industry

As of September 30, 2026
(dollars in thousands)

	Industry	No. of Properties	Rooms / Square Footage		Investments	Percent of Total Investment
1.	Hotels	87	19,897	$	4,489,644	47.0%
2.	Travel Centers	178	5,099,794		3,311,787	34.6%
3.	Restaurants - Quick Service	211	653,991		296,723	3.1%
4.	Restaurants - Casual Dining	59	506,762		213,490	2.2%
5.	Health and Fitness	15	969,041		204,048	2.1%
6.	Movie Theaters	14	747,904		134,490	1.4%
7.	Grocery Stores	19	1,020,819		129,152	1.4%
8.	Automotive Equipment and Services	65	466,692		109,145	1.1%
9.	Home Goods and Leisure	14	542,666		98,242	1.0%
10.	Medical, Dental Office	48	261,711		75,606	0.8%
11.	Automotive Dealers	8	177,433		62,656	0.7%
12.	General Merchandise Stores	4	381,193		56,570	0.6%
13.	Entertainment	3	164,113		51,473	0.5%
14.	Educational Services	5	137,412		39,921	0.4%
15.	Car Washes	7	55,951		36,125	0.4%
16.	Building Materials	30	488,885		35,554	0.4%
17.	Sporting Goods	4	184,255		29,386	0.3%
18.	Miscellaneous Manufacturing	5	538,932		24,355	0.3%
19.	Dollar Stores	7	72,052		10,253	0.1%
20.	Drug Stores and Pharmacies	3	32,036		9,699	0.1%
21.	Legal Services	3	17,029		7,609	0.1%
22.	Other	20	455,840		78,116	0.8%
23.	Vacant	18	567,821		56,705	0.6%
	Total	827	19,897 / 13,542,332	$	9,560,749	100.0%


PETRO
PETRO
Wilmington, IL


MESA
MESA FITNESS
SPA
Grand Junction, CO

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19

20RETURN TO TABLE OF CONTENTS Investments State Total Property Count Net Lease Count Hotel Count Total % of Total Net Lease Net Lease % of Total Hotel Hotel % of Total California 41 22 19 $ 1,164,282 12.2% $ 273,065 5.4% $ 891,217 19.9 % Florida 51 44 7 724,634 7.6% 255,859 5.0% 468,775 10.4 % Texas 61 56 5 718,520 7.5% 516,496 10.2% 202,024 4.5 % Illinois 53 50 3 555,005 5.8% 281,229 5.5% 273,776 6.1 % Georgia 74 69 5 466,887 4.9% 266,217 5.2% 200,670 4.5 % Ohio 37 35 2 423,065 4.4% 319,877 6.3% 103,188 2.3 % Louisiana 14 13 1 351,927 3.7% 137,689 2.7% 214,238 4.8 % Arizona 28 23 5 350,042 3.7% 246,708 4.9% 103,334 2.3 % Pennsylvania 28 27 1 283,467 3.0% 200,037 3.9% 83,430 1.9 % Colorado 11 9 2 247,478 2.6% 120,133 2.4% 127,345 2.8 % Top 10 398 348 50 5,285,307 55.4% 2,617,310 51.5% 2,667,997 59.5 % Other (1) 429 392 37 4,275,442 44.6% 2,453,795 48.5% 1,821,647 40.5 % Total 827 740 87 $ 9,560,749 100.0% $ 5,071,105 100.0% $ 4,489,644 100.0% (1) Consists of properties in 36 different states, the District of Columbia, San Juan, Puerto Rico and Ontario, Canada with an average investment of $9,966 per property. Consolidated Portfolio by Geographic Diversification As of September 30, 2026 (dollars in thousands) Hammond, IN

21RETURN TO TABLE OF CONTENTS For the Three Months Ended For the Nine Months Ended 9/30/2026 6/30/2026 3/31/2026 12/31/2025 9/30/2025 9/30/2026 9/30/2025 Calculation of NOI: Rental income (GAAP) (1) $ 101,141 $ 100,903 $ 99,876 $ 100,994 $ 101,194 $ 301,920 $ 300,441 Net lease operating expenses (GAAP) 6,389 6,046 7,440 5,294 5,236 19,875 16,303 NOI $ 94,752 $ 94,857 $ 92,436 $ 95,700 $ 95,958 $ 282,045 $ 284,138 Reconciliation of Cash Basis NOI: NOI $ 94,752 $ 94,857 $ 92,436 $ 95,700 $ 95,958 $ 282,045 $ 284,138 Less: Non-cash revenues 938 1,808 1,360 2,334 2,143 4,106 8,479 Cash Basis NOI $ 93,814 $ 93,049 $ 91,076 $ 93,366 $ 93,815 $ 277,939 $ 275,659 Calculation and Reconciliation of NOI and Cash Basis NOI for Net Lease Properties (amounts in thousands) Saint Augustine, FL See accompanying notes on page 35.

Net Lease Portfolio by Brand (Top 10)

As of September 30, 2026
(dollars in thousands)

	Brand	No. of Properties	Square Feet	Investment	Percent of Total Investment	Annualized Minimum Rent	Percent of Total Annualized Minimum Rent	Rent Coverage
1.	TravelCenters of America / Petro Stopping Centers	175	5,051,725	$ 3,270,106	64.5 %	$ 269,547	68.2 %	1.44x [1]
2.	The Great Escape	14	542,666	98,242	1.9 %	7,711	1.9 %	4.00x
3.	Life Time Fitness	3	420,335	92,617	1.8 %	6,347	1.6 %	3.28x
4.	Buehler's Fresh Foods	5	502,727	76,469	1.5 %	6,223	1.6 %	2.67x
5.	Express Oil Change	23	83,825	49,724	1.0 %	4,088	1.0 %	5.24x
6.	Pizza Hut	43	174,616	51,106	1.0 %	4,068	1.0 %	2.18x
7.	Norms	10	63,490	53,673	1.1 %	3,498	0.9 %	3.55x
8.	America's Auto Auction	6	72,338	38,314	0.8 %	3,457	0.9 %	10.11x
9.	Flying J Travel Plaza	3	48,069	41,681	0.8 %	3,345	0.8 %	3.11x
10.	AMC Theatres	5	251,166	57,457	1.1 %	3,143	0.8 %	2.45x
	Subtotal, Top 10	287	7,210,957	3,829,389	75.5 %	311,427	78.7 %	1.77x
11.	Other [2]	435	5,763,554	1,185,011	23.4 %	84,065	21.3 %	3.65x
12.	Vacant	18	567,821	56,705	1.1 %	–	– %	–x
	Total	740	13,542,332	$ 5,071,105	100.0 %	$ 395,492	100.0 %	2.17x


TA
Seymour, IN

(1) See Note 1 on page 24 regarding TA rent coverage.
(2) Consists of 131 distinct brands with an average investment of $2,724 per property and an average annual minimum rent of $193 per property.

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22

Net Lease Portfolio by Industry (Top 10)

SERVICE PROPERTIES TRUST

As of September 30, 2026
(dollars in thousands)

	Industry	No. of Properties	Square Feet	Investment	Percent of Total Investment	Annualized Minimum Rent	Percent of Total Annualized Minimum Rent	Rent Coverage
1.	Travel Centers	178	5,099,794	$ 3,311,787	65.3%	$ 272,892	69.1%	1.46x [1]
2.	Restaurants - Quick Service	211	653,991	296,723	5.9%	21,000	5.3%	2.97x
3.	Restaurants - Casual Dining	59	506,762	213,490	4.2%	13,728	3.5%	2.90x
4.	Health and Fitness	15	969,041	204,048	4.0%	13,362	3.4%	2.43x
5.	Grocery Stores	19	1,020,819	129,152	2.5%	9,895	2.5%	3.16x
6.	Automotive Equipment and Services	65	466,692	109,145	2.2%	8,426	2.1%	4.84x
7.	Home Goods and Leisure	14	542,666	98,242	1.9%	7,711	1.9%	4.00x
8.	Movie Theaters	14	747,904	134,490	2.7%	7,061	1.8%	2.41x
9.	Medical, Dental Office	48	261,711	75,606	1.5%	6,110	1.5%	3.76x
10.	Automotive Dealers	8	177,433	62,656	1.2%	5,345	1.4%	8.05x
	Subtotal, Top 10	631	10,446,813	4,635,339	91.4%	365,530	92.5%	1.97x
11.	Other [2]	91	2,527,698	379,061	7.5%	29,962	7.5%	4.66x
12.	Vacant	18	567,821	56,705	1.1%	–	–%	–x
	Total	740	13,542,332	$ 5,071,105	100.0%	$ 395,492	100.0%	2.17x



Chicago, IL

(1) See Note 1 on page 24 regarding TA rent coverage.
(2) Primarily consists of miscellaneous businesses with an average investment of $4,166 per property.

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23

Net Lease Portfolio by Tenant (Top 10)

SERVICE PROPERTIES TRUST

As of September 30, 2026
(dollars in thousands)

	Tenant	Brand Affiliation	No. of Properties	Square Feet	Investment	Percent of Total Investment	Annualized Minimum Rent	Percent of Total Annualized Minimum Rent	Weighted Average Lease Term	Rent Coverage
1.	TravelCenters of America Inc.[1]	TravelCenters of America / Petro Stopping Centers	175	5,051,725	$ 3,270,106	64.5 %	$ 269,547	68.2 %	6.6	1.44x
2.	Universal Pool Co., Inc.	The Great Escape	14	542,666	98,242	1.9 %	7,711	1.9 %	0.9	4.00x
3.	Healthy Way of Life II, LLC	Life Time Fitness	3	420,335	92,617	1.8 %	6,347	1.6 %	8.8	3.28x
4.	Styx Acquisition, LLC	Buehler's Fresh Foods	5	502,727	76,469	1.5 %	6,223	1.6 %	9.1	2.67x
5.	Express Oil Change, L.L.C.	Express Oil Change	23	83,825	49,724	1.0 %	4,088	1.0 %	8.5	5.24x
6.	Norms Restaurants, LLC	Norms	10	63,490	53,673	1.1 %	3,498	0.9 %	18.8	3.55x
7.	Automotive Remarketing Group, Inc.	America's Auto Auction	6	72,338	38,314	0.8 %	3,457	0.9 %	8.6	10.11x
8.	Pilot Travel Centers LLC	Flying J Travel Plaza	3	48,069	41,681	0.8 %	3,345	0.8 %	2.2	3.11x
9.	Fleet Farm Group LLC	Fleet Farm	1	218,248	37,802	0.7 %	2,952	0.7 %	9.8	2.38x
10.	Heartland Dental, LLC	Heartland Dental	35	117,603	31,045	0.6 %	2,686	0.7 %	6.2	5.33x
	Subtotal, Top 10		275	7,121,026	3,789,673	74.7 %	309,854	78.3 %	6.7	1.80x
11.	Other [2]	Various	447	5,853,485	1,224,727	24.2 %	85,638	21.7 %	7.8	3.52x
12.	Vacant	Vacant	18	567,821	56,705	1.1 %	–	– %	–	–x
	Total		740	13,542,332	$ 5,071,105	100.0 %	$ 395,492	100.0 %	7.0	2.17x

(1) TA is SVC's largest tenant. As of September 30, 2026, SVC leased 175 travel centers (131 under the TravelCenters of America brand and 44 under the Petro Stopping Centers brand) to a subsidiary of TA under five master leases that expire in 2033. TA has five renewal options for 10 years each for all of the travel centers under each lease. BP Corporation North America Inc. guarantees payment under each of the five master leases. The aggregate guaranty as of September 30, 2026 was $2,782,917. Annualized minimum rent amounts and the rent used to calculate rent coverage is based on the stated rent amounts in the lease and excludes the impact of rents prepaid by TA. Rent coverage was 1.35x, 1.43x, 1.53x, 1.61x and 1.32x for the TA leases no. 1, no. 2, no. 3, no. 4 and no. 5, respectively. Rent coverage is as of September 30, 2026.

(2) Consists of 178 tenants with an average investment of $2,740 per property and an average annual minimum rent of $192 per property.

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24

25RETURN TO TABLE OF CONTENTS Year (1) Number of Properties Square Feet Annualized Minimum Rent Expiring Percent of Total Annualized Minimum Rent Expiring Cumulative Percent of Total Annualized Minimum Rent Expiring 2026 14 76,170 $ 1,575 0.4% 0.4% 2027 31 919,786 10,968 2.8% 3.2% 2028 20 586,419 9,529 2.4% 5.6% 2029 78 622,283 10,708 2.7% 8.3% 2030 24 269,526 5,874 1.5% 9.8% 2031 69 719,312 9,636 2.4% 12.2% 2032 26 299,670 4,703 1.2% 13.4% 2033 203 5,338,721 274,609 69.4% 82.8% 2034 23 293,210 5,924 1.5% 84.3% 2035 48 1,188,024 22,211 5.6% 89.9% 2036 49 509,395 9,979 2.5% 92.4% 2037 15 494,359 4,039 1.0% 93.4% 2038 7 47,654 1,284 0.3% 93.7% 2039 14 241,746 4,891 1.2% 94.9% 2040 33 223,031 6,043 1.5% 96.4% 2041 11 222,691 3,222 0.8% 97.2% 2042 15 288,309 2,385 0.6% 97.8% 2043 7 127,440 2,233 0.6% 98.4% 2044 2 93,010 278 0.1% 98.5% 2045 22 188,018 4,912 1.2% 99.7% 2046 1 6,500 216 0.1% 99.8 % Thereafter 3 219,237 273 0.2% 100.0 % Total 715 12,974,511 $ 395,492 100.0 % Weighted Average Lease Term 7.1 years 7.0 years (1) The year of lease expiration is pursuant to contract terms. Net Lease Portfolio - Expiration Schedule As of September 30, 2026 (dollars in thousands) Pineville, LA Deerfield Beach, FL

26RETURN TO TABLE OF CONTENTS As of and For the Three Months Ended 9/30/2026 6/30/2026 3/31/2026 12/31/2025 9/30/2025 Properties (end of period) 740 745 761 760 752 Vacant properties beginning of period 25 26 26 20 20 Vacant properties sold (1) (3) (1) (1) (2) Vacant properties leased (1) (2) (1) — (2) Land held for potential future uses (7) — — — — Lease terminations 2 4 2 7 4 Vacant properties end of the period 18 25 26 26 20 Percentage of properties leased 97.6% 96.6% 96.6% 96.6% 97.3 % Net Lease Portfolio - Occupancy Summary As of September 30, 2026 Wilmington, IL

27RETURN TO TABLE OF CONTENTS Brand Service Level Chain Scale Number of Hotels Percent of Total Number of Hotels Number of Rooms or Suites Percent of Total Number of Rooms or Suites Investment Percent of Total Hotel Investment Investment Per Room or Suite Royal Sonesta Hotels® Full Service Upper Upscale 16 18.4% 5,402 27.1% $ 1,822,849 40.6% $ 337,440 Sonesta Hotels & Resorts® Full Service Upscale 20 23.0% 6,640 33.4% 1,454,176 32.4% 219,002 Hyatt Place® Select Service Upscale 17 19.5% 2,107 10.6% 328,577 7.3% 155,945 Sonesta ES Suites® Extended Stay Upper Midscale 10 11.5% 1,342 6.7% 250,080 5.6% 186,349 Radisson® Hotels & Resorts Full Service Upscale 5 5.7% 1,149 5.8% 173,624 3.9% 151,109 Sonesta Simply Suites® Extended Stay Midscale 9 10.3% 1,388 7.0% 167,550 3.7% 120,713 Crowne Plaza® Full Service Upscale 1 1.1% 495 2.5% 128,015 2.9% 258,616 Sonesta Select® Select Service Upscale 7 8.2% 1,028 5.2% 118,504 2.6% 115,276 Country Inn & Suites® by Radisson Full Service Upper Midscale 2 2.3% 346 1.7% 46,269 1.0% 133,725 Total/Average Hotels 87 100.0% 19,897 100.0% $ 4,489,644 100.0% $ 225,644 Hotel Portfolio by Brand As of September 30, 2026 (dollars in thousands, except per room or suite data)

Hotel Operating Statistics by Service Level - Retained & Exit Hotels* (Third Quarter)

SERVICE PROPERTIES TRUST

(dollars in thousands, except ADR and RevPAR)

			Occupancy			ADR			RevPAR			Adjusted Hotel EBITDA		
			Three Months Ended September 30,			Three Months Ended September 30,			Three Months Ended September 30,			Three Months Ended September 30,		
Brand	No. of Hotels	No. of Rooms or Suites	2026	2025	Change	2026	2025	Change	2026	2025	Change	2026	2025	Change
Retained Hotels														
Full Service														
Royal Sonesta Hotels®	14	4,821	70.7 %	68.4 %	2.3 pts	$ 242.47	$ 231.59	4.7 %	$ 171.32	$ 158.30	8.2 %	$ 14,304	$ 12,844	11.4 %
Sonesta Hotels & Resorts®	18	6,040	69.3 %	67.7 %	1.6 pts	169.72	163.30	3.9 %	117.67	110.52	6.5 %	10,386	8,005	29.7 %
Radisson® Hotels & Resorts	5	1,149	68.3 %	61.6 %	6.7 pts	152.98	153.93	(0.6)%	104.42	94.78	10.2 %	1,471	1,457	1.0 %
Country Inn & Suites® by Radisson	2	346	82.8 %	80.3 %	2.5 pts	163.79	158.34	3.4 %	135.58	127.10	6.7 %	1,057	1,119	(5.5)%
Full Service Total/Average	39	12,356	70.1 %	67.7 %	2.4 pts	196.60	189.22	3.9 %	137.86	128.15	7.6 %	27,218	23,425	16.2 %
Extended Stay and Select Service														
Sonesta ES Suites®	7	958	87.2 %	81.0 %	6.2 pts	153.62	151.09	1.7 %	133.95	122.45	9.4 %	4,019	3,449	16.5 %
Sonesta Select®	7	1,028	77.3 %	68.9 %	8.4 pts	145.96	142.76	2.2 %	112.84	98.41	14.7 %	3,327	2,276	46.2 %
Sonesta Simply Suites®	7	1,144	73.6 %	73.1 %	0.5 pts	132.26	125.04	5.8 %	97.36	91.35	6.6 %	3,564	3,295	8.2 %
Hyatt Place®	17	2,107	77.3 %	71.2 %	6.1 pts	122.61	119.27	2.8 %	94.72	84.95	11.5 %	2,984	2,929	1.9 %
Focused Service Total/Average	38	5,237	78.3 %	73.0 %	5.3 pts	135.43	131.35	3.1 %	106.03	95.85	10.6 %	13,894	11,949	16.3 %
Retained Hotels Total/Average	**77**	**17,593**	**72.6 %**	**69.3 %**	**3.3 pts**	**$ 176.95**	**$ 171.08**	**3.4 %**	**$ 128.38**	**$ 118.53**	**8.3 %**	**$ 41,112**	**$ 35,374**	**16.2 %**
Exit Hotels														
Full Service														
Royal Sonesta Hotels®	2	581	62.9 %	55.9 %	7.0 pts	$ 141.26	$ 144.08	(2.0)%	$ 88.90	$ 80.50	10.4 %	$ (180)	$ (189)	4.8 %
Sonesta Hotels & Resorts®	2	600	50.2 %	52.1 %	(1.9) pts	108.61	107.32	1.2 %	54.49	55.87	(2.5)%	(956)	(546)	(75.1)%
Crowne Plaza®	1	495	68.3 %	65.6 %	2.7 pts	139.29	150.00	(7.1)%	95.09	98.36	(3.3)%	775	1,819	(57.4)%
Full Service Total/Average	5	1,676	59.9 %	57.4 %	2.5 pts	130.82	134.14	(2.5)%	78.41	76.96	1.9 %	(361)	1,084	(133.3)%
Extended Stay and Select Service														
Sonesta ES Suites®	3	384	82.5 %	79.4 %	3.1 pts	117.45	120.55	(2.6)%	96.89	95.66	1.3 %	619	723	(14.4)%
Sonesta Simply Suites®	2	244	82.5 %	78.1 %	4.4 pts	80.82	82.58	(2.1)%	66.71	64.54	3.4 %	150	160	(6.3)%
Focused Service Total/Average	5	628	82.5 %	78.9 %	3.6 pts	103.21	105.94	(2.6)%	85.17	83.57	1.9 %	769	883	(12.9)%
Exit Hotels Total/Average	**10**	**2,304**	**66.1 %**	**63.2 %**	**2.9 pts**	**$ 121.42**	**$ 124.55**	**(2.5)%**	**$ 80.25**	**$ 78.76**	**1.9 %**	**$ 408**	**$ 1,967**	**(79.3)%**
Retained & Exit Total/Average	**87**	**19,897**	**71.8 %**	**68.6 %**	**3.2 pts**	**$ 171.03**	**$ 166.11**	**3.0 %**	**$ 122.81**	**$ 113.93**	**7.8 %**	**$ 41,520**	**$ 37,341**	**11.2 %**

* Results of all hotels owned as of September 30, 2026, excluding the results of hotels sold by SVC during the periods presented.

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28

Hotel Operating Statistics by Service Level - Retained & Exit Hotels* (Year to Date)

SERVICE PROPERTIES TRUST

(dollars in thousands, except ADR and RevPAR)

			Occupancy			ADR			RevPAR			Adjusted Hotel EBITDA		
			Nine Months Ended September 30,			Nine Months Ended September 30,			Nine Months Ended September 30,			Nine Months Ended September 30,		
Brand	No. of Hotels	No. of Rooms or Suites	2026	2025	Change	2026	2025	Change	2026	2025	Change	2026	2025	Change
Retained Hotels														
Full Service														
Royal Sonesta Hotels®	14	4,821	67.3 %	64.7 %	2.6 pts	$ 251.85	$ 244.02	3.2 %	$ 169.59	$ 157.84	7.4 %	$ 47,960	$ 45,989	4.3 %
Sonesta Hotels & Resorts®	18	6,040	66.8 %	63.5 %	3.3 pts	177.15	173.82	1.9 %	118.39	110.33	7.3 %	32,041	30,504	5.0 %
Radisson® Hotels & Resorts	5	1,149	68.3 %	62.0 %	6.3 pts	157.72	153.67	2.6 %	107.77	95.22	13.2 %	5,817	2,295	153.5 %
Country Inn & Suites® by Radisson	2	346	73.5 %	68.7 %	4.8 pts	149.00	146.38	1.8 %	109.52	100.61	8.9 %	1,401	777	80.3 %
Full Service Total/Average	39	12,356	67.4 %	64.0 %	3.4 pts	203.58	198.87	2.4 %	137.12	127.18	7.8 %	87,219	79,565	9.6 %
Extended Stay and Select Service														
Sonesta ES Suites®	7	958	81.0 %	76.6 %	4.4 pts	154.43	151.22	2.1 %	125.14	115.77	8.1 %	10,062	9,183	9.6 %
Sonesta Select®	7	1,028	71.6 %	67.5 %	4.1 pts	136.91	136.30	0.4 %	98.08	91.94	6.7 %	6,827	5,930	15.1 %
Sonesta Simply Suites®	7	1,144	71.1 %	71.3 %	(0.2) pts	126.61	123.54	2.5 %	90.07	88.09	2.2 %	8,531	9,275	(8.0)%
Hyatt Place®	17	2,107	73.8 %	69.4 %	4.4 pts	125.02	122.90	1.7 %	92.25	85.29	8.2 %	8,765	8,664	1.2 %
Focused Service Total/Average	38	5,237	74.1 %	70.7 %	3.4 pts	133.49	131.16	1.8 %	98.93	92.78	6.6 %	34,185	33,052	3.4 %
Retained Hotels Total/Average	**77**	**17,593**	**69.4 %**	**66.0 %**	**3.4 pts**	**$ 181.28**	**$ 177.25**	**2.3 %**	**$ 125.75**	**$ 116.94**	**7.5 %**	**$ 121,404**	**$ 112,617**	**7.8 %**
Exit Hotels														
Full Service														
Royal Sonesta Hotels®	2	581	48.8 %	42.9 %	5.9 pts	$ 136.62	$ 137.98	(1.0)%	$ 66.63	$ 59.23	12.5 %	$ (3,140)	$ (2,865)	(9.6)%
Sonesta Hotels & Resorts®	2	600	49.4 %	53.2 %	(3.8) pts	107.60	106.72	0.8 %	53.15	56.81	(6.4)%	(3,965)	(1,110)	n/m
Crowne Plaza®	1	495	71.4 %	68.9 %	2.5 pts	140.38	144.53	(2.9)%	100.29	99.55	0.7 %	3,581	4,838	(26.0)%
Full Service Total/Average	5	1,676	55.7 %	54.3 %	1.4 pts	128.83	129.46	(0.5)%	71.75	70.27	2.1 %	(3,524)	863	n/m
Extended Stay and Select Service														
Sonesta ES Suites®	3	384	75.1 %	75.6 %	(0.5) pts	116.79	118.92	(1.8)%	87.74	89.86	(2.4)%	877	1,524	(42.5)%
Sonesta Simply Suites®	2	244	74.3 %	77.4 %	(3.1) pts	81.29	80.82	0.6 %	60.37	62.58	(3.5)%	(170)	204	(183.3)%
Focused Service Total/Average	5	628	74.8 %	76.3 %	(1.5) pts	103.09	103.90	(0.8)%	77.10	79.26	(2.7)%	707	1,728	(59.1)%
Exit Hotels Total/Average	**10**	**2,304**	**60.9 %**	**60.3 %**	**0.6 pts**	**$ 120.21**	**$ 120.64**	**(0.4)%**	**$ 73.21**	**$ 72.72**	**0.7 %**	**$ (2,817)**	**$ 2,591**	**n/m**
Retained & Exit Total/Average	**87**	**19,897**	**68.4 %**	**65.3 %**	**3.1 pts**	**$ 174.99**	**$ 171.20**	**2.2 %**	**$ 119.67**	**$ 111.82**	**7.0 %**	**$ 118,587**	**$ 115,208**	**2.9 %**

* Results of all hotels owned as of September 30, 2026, excluding the results of hotels sold by SVC during the periods presented.

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29

30RETURN TO TABLE OF CONTENTS Appendix

Company Profile, Research Coverage and Governance Information

SERVICE PROPERTIES TRUST

The Company:
SVC is a REIT that owns service-focused retail net lease properties and hotels throughout the United States, including Puerto Rico, and Canada.

Management:
SVC is managed by The RMR Group (Nasdaq: RMR). RMR is a leading U.S. alternative asset management company, unique for its focus on commercial real estate (CRE) and related businesses. As of September 30, 2026, RMR had approximately $37 billion in assets under management and 40 years of institutional experience in buying, selling, financing and operating CRE. SVC believes that being managed by RMR is a competitive advantage for SVC because of RMR's depth of management and experience in the real estate industry. SVC also believes RMR provides management services to it at a lower cost than it would have to pay for similar quality services if it were self managed.

SVC is followed by the analysts and its publicly held debt is rated by the rating agencies listed on this page. Please note that any opinions, estimates or forecasts regarding SVC's performance made by these analysts or agencies do not represent opinions, forecasts or predictions of SVC or its management. SVC does not by its reference above imply its endorsement of or concurrence with any information, conclusions or recommendations provided by any of these analysts or agencies.

Equity Research Coverage

B. Riley Securities, Inc.
John Massocca
(646) 885-5424
jmassocca@brileysecurities.com

Ladenburg Thalmann & Co.
Floris van Dijkum
(212) 409-2075
FvanDijkum@ladenburg.com

Lucid Capital Markets
Craig Kucera
(917) 890-4412
ckucera@lucidcm.com

Oppenheimer & Co. Inc.
Tyler Batory
(212) 667-7230
tyler.batory@opco.com

Rating Agencies

Moody's Investors Service
Ilia Zaznov
(212) 335-7072
Ilia.zaznov@moodys.com

S&P Global
Diandra Prutton
(917) 231-4054
diandra.prutton@spglobal.com

Board of Trustees

Christopher J. Bilotto
Managing Trustee

Robert E. Cramer
Independent Trustee

Rajan C. Penkar
Independent Trustee

Laurie B. Burns
Independent Trustee

Donna D. Fraiche
Lead Independent Trustee

Adam D. Portnoy
Chair of the Board & Managing Trustee

Jeanmarie Cooney
Independent Trustee

William A. Lamkin
Independent Trustee

Officers

Christopher J. Bilotto
President and Chief Executive Officer

Brian E. Donley
Chief Financial Officer and Treasurer

Jesse W. Abair
Vice President

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31

Calculation of FFO, Normalized FFO and CAD

SERVICE PROPERTIES TRUST

(amounts in thousands, except per share data)

		For the Three Months Ended					For the Nine Months Ended	
		9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025	9/30/2026	9/30/2025
Net loss		$ (87,940)	$ (223,838)	$ (151,178)	$ (782)	$ (46,945)	$ (462,956)	$ (201,539)
Add (Less):	Depreciation and amortization	72,152	77,083	75,843	76,380	74,453	225,078	238,583
	Loss (gain) on sale of real estate, net [5]	1,103	383	(1,355)	(58,372)	(25,256)	131	(25,846)
	Loss on asset impairment [4]	53,691	189,097	28,095	101	27,067	270,883	81,788
	Adjustments to reflect SVC's share of FFO attributable to an investee	1,184	1,217	1,268	1,146	1,113	3,669	3,495
FFO		40,190	43,942	(47,327)	18,473	30,432	36,805	96,481
Add (Less):	Loss on early extinguishment of debt, net [6]	335	9,383	51,871	2,368	529	61,589	529
	Transaction related costs [3]	1,857	463	2,509	10,559	2,683	4,829	4,139
	Adjustments to reflect SVC's share of Normalized FFO attributable to an investee	1,457	1,236	392	2,370	266	3,085	1,200
	Deferred tax liability	–	–	–	(6,235)	–	–	–
Normalized FFO		43,839	55,024	7,445	27,535	33,910	106,308	102,349
Add (Less):	Non-cash revenues	(9,026)	(9,937)	(9,225)	(9,847)	(10,142)	(28,188)	(32,971)
	Non-cash interest expense	18,964	18,822	18,849	18,665	9,092	56,635	27,672
	Non-cash expenses	(323)	(166)	(1,029)	(829)	(246)	(1,518)	(1,527)
	SVC's share of Normalized FFO attributable to an investee	(2,885)	(2,201)	1,341	(2,164)	(2,979)	(3,745)	(1,822)
	Principal amortization	(999)	(999)	(489)	(489)	(489)	(2,487)	(1,468)
	Recurring capital expenditures	(17,460)	(18,092)	(16,597)	(95,164)	(42,170)	(52,149)	(120,876)
CAD		$ 32,110	$ 42,451	$ 295	$ (62,293)	$ (13,024)	$ 74,856	$ (28,643)
Weighted average common shares outstanding (basic and diluted)		129,262	128,085	33,279	33,270	33,217	97,227	33,163
Basic and diluted per common share amounts:								
Net loss		$ (0.68)	$ (1.75)	$ (4.54)	$ (0.02)	$ (1.41)	$ (4.76)	$ (6.08)
FFO		$ 0.31	$ 0.34	$ (1.42)	$ 0.56	$ 0.92	$ 0.38	$ 2.91
Normalized FFO		$ 0.34	$ 0.43	$ 0.22	$ 0.83	$ 1.02	$ 1.09	$ 3.09
CAD		$ 0.25	$ 0.33	$ 0.01	$ (1.87)	$ (0.39)	$ 0.77	$ (0.86)

See accompanying notes on page 35.

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32

Calculation of EBITDA, EBITDA*re* and Adjusted EBITDA*re*

SERVICE PROPERTIES TRUST

(dollars in thousands)

		For the Three Months Ended					For the Nine Months Ended	
		9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025	9/30/2026	9/30/2025
Net loss		$ (87,940)	$ (223,838)	$ (151,178)	$ (782)	$ (46,945)	$ (462,956)	$ (201,539)
Add (Less):	Interest expense	85,932	87,655	96,547	101,642	107,776	270,134	311,972
	Income tax expense (benefit)	875	(132)	1,181	(12,270)	253	1,924	1,553
	Depreciation and amortization	72,152	77,083	75,843	76,380	74,453	225,078	238,583
EBITDA		71,019	(59,232)	22,393	164,970	135,537	34,180	350,569
Add (Less):	Loss on asset impairment [4]	53,691	189,097	28,095	101	27,067	270,883	81,788
	Loss (gain) on sale of real estate, net [5]	1,103	383	(1,355)	(58,372)	(25,256)	131	(25,846)
	Adjustments to reflect SVC's share of EBITDA*re* attributable to an investee	2,816	3,160	3,059	2,959	2,921	9,035	9,212
EBITDA*re*		128,629	133,408	52,192	109,658	140,269	314,229	415,723
Add (Less):	Loss on early extinguishment of debt, net [6]	335	9,383	51,871	2,368	529	61,589	529
	Adjustments to reflect SVC's share of Adjusted EBITDA*re* attributable to an investee	1,457	1,236	392	2,370	266	3,085	1,200
	Transaction related costs [3]	1,857	463	2,509	10,559	2,683	4,829	4,139
	General and administrative expense paid in common shares	1,194	1,351	488	688	1,271	3,033	3,024
Adjusted EBITDA*re*		$ 133,472	$ 145,841	$ 107,452	$ 125,643	$ 145,018	$ 386,765	$ 424,615

See accompanying notes on page 35.

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33

Calculation and Reconciliation of Hotel EBITDA and Adjusted Hotel EBITDA - All Hotels*

SERVICE PROPERTIES TRUST

(dollars in thousands)

	For the Three Months Ended					For the Nine Months Ended	
	9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025	9/30/2026	9/30/2025
Number of hotels	87	93	93	94	160	87	160
Room revenues	$ 232,419	$ 243,574	$ 197,565	$ 224,880	$ 307,089	$ 673,558	$ 897,412
Food and beverage revenues	44,048	53,980	48,282	50,877	46,780	146,310	152,253
Other revenues	21,912	22,517	18,728	20,702	23,707	63,157	67,279
Hotel operating revenues	298,379	320,071	264,575	296,459	377,576	883,025	1,116,944
Room expenses	74,648	76,054	67,112	83,366	105,891	217,814	303,877
Food and beverage expenses	40,178	44,338	40,305	41,870	41,552	124,821	126,318
Other direct and indirect expenses	108,980	109,047	104,777	119,528	138,108	322,804	404,148
Management fees	10,520	11,051	9,129	10,397	14,204	30,700	41,802
Real estate taxes, insurance and other	24,018	26,128	26,251	22,343	33,165	76,397	99,006
FF&E Reserves	1,789	1,822	1,556	1,194	1,675	5,167	5,531
Hotel operating expenses	260,133	268,440	249,130	278,698	334,595	777,703	980,682
Hotel EBITDA	38,246	51,631	15,445	17,761	42,981	105,322	136,262
Transaction related costs (3)	1,664	2,425	2,483	10,133	2,461	6,572	5,224
Adjusted Hotel EBITDA	$ 39,910	$ 54,056	$ 17,928	$ 27,894	$ 45,442	$ 111,894	$ 141,486
Adjusted Hotel EBITDA Margin	13.4 %	16.9 %	6.8 %	9.4 %	12.0 %	12.7 %	12.7 %
Hotel operating expenses (GAAP)	$ 255,780	$ 264,654	$ 242,644	$ 263,431	$ 328,358	$ 763,078	$ 963,111
Add (Less):							
Transaction related costs (3)	1,664	2,425	2,483	10,133	2,461	6,572	5,224
Adjustments for guaranty fundings and (replenishments), net (2)	279	(1,082)	1,826	3,319	1,480	1,023	4,953
FF&E Reserves from managed hotel operations	1,789	1,822	1,556	1,194	1,675	5,167	5,531
Other (7)	621	621	621	621	621	1,863	1,863
Hotel operating expenses	$ 260,133	$ 268,440	$ 249,130	$ 278,698	$ 334,595	$ 777,703	$ 980,682

* Results of all hotels as owned during the periods presented, including the results of hotels sold by SVC for the periods owned by SVC.

See accompanying notes on page 35.

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34

35RETURN TO TABLE OF CONTENTS Notes to Condensed Consolidated Statements of Income (Loss) and Calculations of NOI, Cash Basis NOI, FFO, Normalized FFO, CAD, EBITDA, EBITDAre, Adjusted EBITDAre, Hotel EBITDA and Adjusted Hotel EBITDA (dollars in thousands) (1) SVC increased rental income by $1,009 and $2,257 for the three months ended September 30, 2026 and 2025, respectively, and increased rental income by $4,318 and $8,818 for the nine months ended September 30, 2026 and 2025, respectively, to record scheduled rent changes under certain of its leases on a straight line basis. (2) When managers of SVC's hotels are required to fund the shortfalls of owner's priority return under the terms of the management agreements or their guarantees, SVC reflects such fundings in its condensed consolidated statements of income (loss) as a reduction of hotel operating expenses. When these shortfalls are replenished by cash flows from the applicable hotel operations in excess of the owner's priority return due, SVC reflects such replenishment in its condensed consolidated statements of income (loss) as an increase to hotel operating expenses. The net change to hotel operating expenses was a decrease of $279 and $1,023 for the three and nine months ended September 30, 2026, respectively, and the net change to hotel operating expenses was a decrease of $1,480 and $4,953 for the three and nine months ended September 30, 2025, respectively. (3) Transaction related costs for the three and nine months ended September 30, 2026 of $1,857 and $4,829, respectively, primarily consist of costs related to the sale of certain hotels, partially offset by the recovery of deposits associated with certain previously terminated hotel sales. Transaction related costs for the three and nine months ended September 30, 2025, of $2,683 and $4,139, respectively, primarily consist of costs related to the sale and renovation of certain hotels, partially offset by the recovery of a working capital reserve during the three months ended March 31, 2025 related to SVC’s former agreement with Marriott International, Inc. previously deemed uncollectable and expensed in 2021. (4) SVC recorded a loss on asset impairment for the three and nine months ended September 30, 2026 of $53,691 and $270,883, respectively, to reduce the carrying value of six net lease properties and six hotels in the three month period, and 27 net lease properties and 12 hotels in the nine month period, to their estimated fair value less costs to sell. SVC recorded a loss on asset impairment for the three and nine months ended September 30, 2025 of $27,067 and $81,788, respectively, to reduce the carrying value of one net lease property and 25 hotels in the three month period, and three net lease properties and 28 hotels in the nine month period, to their estimated fair value less costs to sell. (5) SVC recorded a loss on sale of real estate for the three and nine months ended September 30, 2026 of $1,103 and $131, respectively, in connection with the sales of six net lease properties and six hotels in the three month period, and 25 net lease properties and seven hotels in the nine month period. SVC recorded a net gain on sale of real estate for the three and nine months ended September 30, 2025 of $25,256 and $25,846, respectively, in connection with the sales of three net lease properties and 40 hotels in the three month period, and 10 net lease properties and 46 hotels in the nine month period. (6) SVC recorded a net loss on early extinguishment of debt during the three and nine months ended September 30, 2026 of $335 and $61,589, respectively, in connection with make-whole premiums and the write off of unamortized deferred financing costs and discounts relating to the early redemptions of certain previously outstanding unsecured senior notes and the repayment and termination of its VFN. SVC recorded a net loss on early extinguishment of debt during the three and nine months ended September 30, 2025 of $529 in connection with the write off of unamortized deferred financing costs and discounts relating to the redemption of $350,000 of its senior unsecured notes due 2026. (7) SVC is amortizing a liability it recorded for the fair value of its initial investment in Sonesta as a reduction to hotel operating expenses in its condensed consolidated statements of income (loss). SVC reduced hotel operating expenses by $621 for each of the three months ended September 30, 2026 and 2025, related to this liability, and $1,863 for each of the nine months ended September 30, 2026 and 2025, related to this liability.

Non-GAAP Financial Measures and Certain Definitions

Non-GAAP Financial Measures

SVC presents certain "non-GAAP financial measures" within the meaning of the applicable Securities and Exchange Commission, or SEC, rules, including FFO, Normalized FFO, CAD, EBITDA, EBITDA*re*, Adjusted EBITDA*re*, NOI, Cash Basis NOI, Hotel EBITDA and Adjusted Hotel EBITDA. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss) as indicators of SVC's operating performance or as measures of its liquidity. These measures should be considered in conjunction with net income (loss) as presented in SVC's condensed consolidated statements of income (loss). SVC considers these non-GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net income (loss). SVC believes these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization expense, they may facilitate a comparison of its operating performance between periods and with other REITs and, in the case of NOI, Cash Basis NOI, Hotel EBITDA and Adjusted Hotel EBITDA, reflecting only those income and expense items that are generated and incurred at the property level may help both investors and management to understand the operations of its properties.

NOI and Cash Basis NOI: The calculations of NOI and Cash Basis NOI exclude certain components of net income (loss) in order to provide results that are more closely related to SVC's property level results of operations. As shown on page 21, SVC calculates NOI as rental income on its net lease properties, less net lease operating expenses as presented in its condensed consolidated statements of income (loss) in accordance with GAAP. NOI excludes depreciation and amortization. SVC defines Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization and lease termination fees, if any. SVC calculates NOI and Cash Basis NOI to evaluate individual and company-wide property level performance. Other real estate companies and REITs may calculate NOI and Cash Basis NOI differently than SVC does.

FFO and Normalized FFO: SVC calculates funds from operations, or FFO, and normalized funds from operations, or Normalized FFO, as shown on page 32. FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or Nareit, which is net income (loss), calculated in accordance with GAAP, plus real estate depreciation and amortization, excluding any gain or loss on sale of real estate and any loss on impairment of real estate assets, as well as adjustments to reflect SVC's share of FFO attributable to an investee and certain other adjustments currently not applicable to SVC. In calculating Normalized FFO, SVC adjusts for the items shown on page 32. FFO and Normalized FFO are among the factors considered by SVC's Board of Trustees when determining the amount of distributions to SVC's shareholders. Other factors include, but are not limited to, requirements to satisfy SVC's REIT distribution requirements, limitations in its debt agreements, the availability to SVC of debt and equity capital, SVC's distribution rate as a percentage of the trading price of its common shares, or dividend yield, and SVC's dividend yield compared to the dividend yields of other REITs, SVC's expectation of its future capital requirements and operating performance and its expected needs for and availability of cash to pay its obligations. Other real estate companies and REITs may calculate FFO and Normalized FFO differently than SVC does.

Cash Available for Distribution: SVC calculates cash available for distribution, or CAD, as shown on page 32. SVC defines CAD as Normalized FFO minus SVC's proportionate share of Normalized FFO from its equity method investment, plus operating cash flow distributions from its equity method investment, if any, less real estate related capital expenditures and adjusted for other non-cash and nonrecurring items. CAD is among the factors considered by SVC's Board of Trustees when determining the amount of distributions to SVC's shareholders. Other real estate companies and REITs may calculate CAD differently than SVC does.

EBITDA, EBITDA*re* and Adjusted EBITDA*re*: SVC calculates earnings before interest, taxes, depreciation and amortization, or EBITDA, EBITDA for real estate, or EBITDA*re*, and Adjusted EBITDA*re* as shown on page 33. EBITDA*re* is calculated on the basis defined by Nareit, which is EBITDA, excluding gains and losses on the sale of real estate, loss on impairment of real estate assets, if any, and adjustments to reflect SVC's share of EBITDA*re* attributable to an investee. In calculating Adjusted EBITDA*re*, SVC adjusts for the items shown on page 33. Other real estate companies and REITs may calculate EBITDA, EBITDA*re* and Adjusted EBITDA*re* differently than SVC does.

Hotel EBITDA and Adjusted Hotel EBITDA: SVC calculates Hotel EBITDA as hotel operating revenues less hotel operating expenses of all managed and leased hotels, prior to any adjustments required for presentation in its condensed consolidated statements of income (loss) in accordance with GAAP, as shown on page 34. Adjusted Hotel EBITDA excludes certain items SVC believes do not reflect the ongoing operating performance of SVC's hotels. SVC believes that Hotel EBITDA and Adjusted Hotel EBITDA provide useful information to management and investors as a key measure of the profitability of its hotel operations.

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36

37RETURN TO TABLE OF CONTENTS Non-GAAP Financial Measures and Certain Definitions (Continued) Other Definitions Adjusted Hotel EBITDA Margin: Adjusted Hotel EBITDA as a percentage of hotel operating revenues. Adjusted Total Assets and Total Unencumbered Assets: Adjusted total assets and total unencumbered assets include the original cost of real estate assets calculated in accordance with GAAP, before impairment write-downs, if any, and exclude depreciation and amortization, accounts receivable and intangible assets. ADR: ADR (average daily rate) represents rooms revenue divided by the total number of room nights sold in a given period. ADR provides useful insight on pricing at SVC's hotels and is a measure widely used in the hotel industry. Annualized Dividend Yield: Annualized dividend yield represents the annualized dividend paid during the period divided by the closing price of SVC's common shares at the end of the period. Annualized Minimum Rent: Generally, SVC's lease agreements with its net lease tenants require payment of minimum rent to SVC. Certain of these minimum rent payment amounts are secured by full or limited guarantees. Annualized minimum rent represents cash amounts and excludes adjustments, if any, necessary to record scheduled rent changes on a straight line basis or any expense reimbursements. Annualized minimum rent for TA excludes the impact of rents prepaid by TA. Cash Cap Rate: Cash cap rate represents the ratio of the in place annual minimum cash rent divided by the purchase price. Chain Scale: As characterized by STR Inc., a data benchmark and analytics provider for the lodging industry. Chain Scale segments are grouped primarily according to average room rates. Comparable Hotels Data: SVC presents RevPAR, ADR and occupancy for the periods presented on a comparable basis to facilitate comparisons between periods. SVC defines comparable hotels as those that it owned on September 30, 2026 and were open and operating for the entirety of the periods being compared. There were no non-comparable hotels in the periods presented. Consolidated Income Available for Debt Service: Consolidated income available for debt service, as defined in SVC's debt agreements, is earnings from operations excluding interest expense, depreciation and amortization, loss on asset impairment, unrealized appreciation on assets of properties held for sale, gains and losses on early extinguishment of debt, gains and losses on sales of property and amortization of deferred charges. Debt: Debt amounts reflect the principal balance as of the date reported. Net debt means total debt less unrestricted cash and cash equivalents as of the date reported. Earnings and Adjustments Attributable to an Investee: Earnings and Adjustments Attributable to an Investee represents SVC's proportionate share from its equity investment in Sonesta. Exit Hotels: Exit Hotels represents eight hotels sold in October 2026, as well as one hotel managed by Sonesta and one hotel managed by InterContinental Hotels Group, PLC that are currently in various stages of being sold. Furniture, Fixtures and Equipment (FF&E) Reserves: FF&E Reserves, or FF&E Reserves from managed hotel operations, represents various percentages of total sales at certain of SVC's hotels that are escrowed as reserves for future renovations or refurbishments, or FF&E Reserve escrows. SVC owns all the FF&E Reserve escrows for its hotels. GAAP: GAAP represents U.S. generally accepted accounting principles. GAAP Cap Rate: GAAP Cap Rate represents the ratio of the annual average minimum cash rent over the life of the lease term divided by the purchase price. General and Administrative Expense Paid in Common Shares: Amounts represent the equity compensation for SVC’s Trustees, officers and certain other officers and employees of RMR. Gross Book Value of Real Estate Assets: Gross book value of real estate assets is real estate properties at cost plus acquisition related costs, if any, before purchase price allocations, less impairment write-downs, if any. Hotel Capital Improvements and FF&E Reserve Fundings: Generally include the replacement or upgrades of obsolete building components and expenditures that extend the useful life of existing assets or replacement of FF&E.

38RETURN TO TABLE OF CONTENTS Non-GAAP Financial Measures and Certain Definitions (Continued) Investment: SVC defines hotel investment as historical cost of its properties plus capital improvements funded by it less impairment write-downs, if any, and excludes capital improvements made from FF&E Reserves funded from hotel operations that do not result in increases in SVC’s incentive threshold or owner’s priority returns. SVC defines net lease investment as historical cost of its properties plus capital improvements funded by SVC less impairment write-downs, if any. Lease Related Costs: Generally include capital expenditures used to improve tenants' space or amounts paid directly to tenants to improve their space and leasing related costs, such as brokerage commissions and tenant inducements. Non-Cash Expenses: Non-cash expenses represents general and administrative expense paid in common shares and amortization of liabilities relating to SVC’s initial investment in Sonesta and its former investment in The RMR Group, Inc. Non-Cash Interest Expense: Non-cash interest expense represents amortization of debt issuance costs, discounts and premiums. Non-Cash Revenues: Non-cash revenues represents straight-line rent adjustments, lease value amortization, FF&E Reserves, including interest income earned, and the impact of rents prepaid by TA. Occupancy: Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels, and represents occupied properties as of the end of the period shown for net lease properties. Occupancy is an important measure of the utilization rate and demand of SVC's properties. Owner's Priority Return: Each of its management agreements or leases with hotel operators provides for payment to SVC of an annual owner’s priority return or minimum rent, respectively. Certain of these minimum payment amounts are secured by full or limited guarantees. In addition, certain of its hotel management agreements provide for payment to SVC of additional amounts to the extent of available cash flows as defined in the management agreement. Payments of these additional amounts are not guaranteed. Recurring Capital: Recurring capital represents capital expenditures excluding redevelopment and other activity. Redevelopment and Other Activities: Redevelopment and Other Activities generally include projects that reposition a property or result in new sources of revenue and other non-recurring capital expenditures. Rent Coverage: SVC defines rent coverage as earnings before interest, taxes, depreciation, amortization and rent, or EBITDAR, divided by the annual minimum rent due to SVC weighted by the minimum rent of the property to total minimum rents of the net lease portfolio. Tenants with no minimum rent required under the lease are excluded. EBITDAR amounts used to determine rent coverage are generally for the latest twelve-month period, based on the most recent operating information, if any, furnished by the tenant. Operating statements furnished by the tenant often are unaudited and, in certain cases, may not have been prepared in accordance with GAAP and are not independently verified by SVC. In instances where SVC does not have tenant financial information, it calculates an implied coverage ratio for the period based on other tenants with available financial statements operating the same brand or within the same industry. As a result, SVC believes using this implied coverage metric provides a more reasonable estimated representation of recent operating results and the financial condition for those tenants. Retained Hotels: Retained Hotels represents 53 hotels managed by Sonesta, 17 hotels managed by Hyatt Hotels Corporation and seven hotels managed by Radisson Hospitality, Inc. that SVC will continue to own after the Exit Hotels are sold. RevPAR: RevPAR (revenue per available room) represents rooms revenue divided by the total number of room nights available to guests for a given period. RevPAR is an industry metric correlated to occupancy and ADR and helps measure revenue performance over comparable periods. Rolling Four Quarter CAD: Rolling Four Quarter CAD represents CAD for the preceding twelve-month period as of the respective quarter end date. SOFR: SOFR represents the secured overnight financing rate. Sonesta: Sonesta represents Sonesta Holdco Corporation and its subsidiaries. Total Gross Assets: Total gross assets represents total assets plus accumulated depreciation, including assets of properties held for sale. Weighted Average Lease Term: The average lease term in years weighted on annualized minimum rent.

39RETURN TO TABLE OF CONTENTS This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws that are subject to risks and uncertainties. These statements may include words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions. These forward-looking statements include, among others, statements regarding: the Board's assessment of the value of SVC's hotel portfolio and of the unsolicited, non-binding proposal SVC received from TKO for its hotel portfolio; SVC's business plan and Board-approved strategy, including expected margin expansion at its hotels, deleveraging and cash flow growth and its ability to maximize long-term value for shareholders; SVC’s progress in strengthening its cash flow through active asset management, portfolio optimization and capital allocation; anticipated benefits from hotel renovations; continued performance improvement of SVC’s hotel properties; cash flow from SVC’s net lease portfolio; expanding margins at Retained Hotels; SVC’s execution of additional hotel dispositions, including the expected timing thereof and benefits therefrom, including eliminating cash flow drag and avoiding future capital expenditures, as well as shifting SVC’s portfolio toward service-focused retail net lease properties over time; the potential to extend or refinance SVC’s secured revolving credit facility; and SVC's full year 2026 guidance and related assumptions, including with respect to the displacement as a result of hotel renovations. Forward-looking statements reflect management's current expectations, are based on judgments and assumptions, are inherently uncertain and are subject to risks, uncertainties and other factors, which could cause SVC's actual results, performance or achievements to differ materially from expected future results, performance or achievements expressed or implied in those forward-looking statements. Some of the risks, uncertainties and other factors that may cause SVC's actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, the following: whether SVC will realize value for its hotel portfolio equal to or greater than the value of TKO's unsolicited, non-binding proposal; the possibility of additional unsolicited proposals, shareholder actions or litigation, and the related costs and diversion of management's attention; SVC's ability and the ability of SVC's tenants and managers to operate under unfavorable market and commercial real estate industry conditions due to, among other things, uncertainties surrounding interest rates and inflation, supply chain disruptions, emerging technologies, volatility in the public equity and debt markets, changing tariffs and trade policies and related uncertainty, geopolitical instability and tensions, pandemics, any U.S. government shutdown, economic downturns or a possible recession, labor market conditions or changes in real estate utilization; the ability of Sonesta to successfully operate the hotels it manages for SVC; SVC’s ability to repay or refinance its debts as they mature or otherwise become due; SVC’s ability to sell properties at prices it targets, and the timing of such sales; SVC’s ability to raise or appropriately balance the use of debt or equity capital; SVC’s ability to extend, amend, replace or refinance its revolving credit facility; continued availability of borrowings under SVC’s revolving credit facility is subject to SVC satisfying certain financial covenants and other credit facility conditions; SVC's ability to maintain sufficient liquidity, including the availability of borrowings under its revolving credit facility; SVC's ability to pay interest on and principal of its debt; whether and the extent to which SVC’s tenants and managers will pay the contractual amounts of returns, rents or other obligations due to SVC; the impact of changes in U.S. and foreign government administrative policies, including the imposition of or increases in tariffs and changes to existing trade agreements, on macroeconomic conditions, supply chains and the cost of products SVC’s operators use, and on the results of operations of SVC’s operators and SVC; competition within the commercial real estate, hotel, transportation and travel center and other industries in which SVC's tenants and managers operate, particularly in those markets in which SVC's properties are located; potential defaults under SVC’s leases and management agreements by its tenants and managers; SVC's ability to make cost-effective improvements to SVC's properties that enhance their appeal to net lease tenants and hotel guests; SVC's ability to pay distributions to its shareholders and to increase or sustain the amount of such distributions; SVC's ability to acquire properties that realize its targeted returns; SVC’s ability to identify properties that it wants to acquire or to negotiate acceptable purchase prices, acquisition financing terms, management agreements or lease terms for new properties, or ability to complete acquisitions; SVC's ability to increase rents at its net leased properties as SVC's leases expire and hotel room rates in excess of its operating expenses and to grow its business; SVC's ability to increase and maintain net lease property and hotel room occupancy at its properties; SVC’s ability to engage and retain qualified tenants and managers for its net lease properties and hotels on satisfactory terms; SVC's ability to diversify its sources of rents and returns that improve the security of its cash flows; SVC's credit ratings; the ability of SVC's manager, RMR, to successfully manage SVC; actual and potential conflicts of interest with SVC's related parties, including its Managing Trustees, Sonesta, RMR and others affiliated with them; SVC's ability to realize benefits from the scale, geographic diversity, strategic locations and variety of service levels of its hotels; limitations imposed by and SVC's ability to satisfy complex rules to maintain its qualification for taxation as a REIT for U.S. federal income tax purposes; compliance with, and changes to, federal, state and local laws and regulations, accounting rules, tax laws and similar matters; acts of terrorism, war or other hostilities, outbreaks of pandemics or other public health safety events or conditions, global climate change or other man-made or natural disasters beyond its control; and other matters. These risks, uncertainties and other factors are not exhaustive and should be read in conjunction with other cautionary statements that are included in SVC's periodic filings. The information contained in SVC's filings with the SEC, including under the caption "Risk Factors" in SVC's periodic reports, or incorporated therein, identifies important factors that could cause differences from SVC's forward-looking statements in this presentation. SVC's filings with the SEC are available on the SEC's website at www.sec.gov. You should not place undue reliance upon SVC's forward-looking statements. Except as required by law, SVC does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise. Warning Concerning Forward-Looking Statements